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                                                                    EXHIBIT 10.1
                       THIRD AMENDMENT AND MODIFICATION OF
                    REVOLVING LINE OF CREDIT PROMISSORY NOTE,
                 LOAN AGREEMENT AND REAFFIRMATION OF GUARANTIES

         This Third Amendment and Modification of Revolving Line of Credit Promissory Note, Loan Agreement and Reaffirmation of Guaranties ("Amendment") is made effective the 1st day of January, 2005 ("Effective Date") by and among WSI Industries, Inc., a Minnesota corporation, having an address of 213 Chelsea Road, Monticello, MN 55362 ("Borrower"), Taurus Numeric Tool, Inc., having an address of 213 Chelsea Road, Monticello, MN 55362 and WSI Rochester, Inc., having an address of 213 Chelsea Road, Monticello, MN 55362 (jointly "Guarantor") and Excel Bank Minnesota, a Minnesota banking corporation, having an address of 50 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402 ("Bank").

         WHEREAS, on or about December 4, 2002, (the "Loan Date") Borrower executed a Revolving Line of Credit Promissory Note in favor of the Bank in the original principal amount of One Million and 00/100 ($1,000,000.00) Dollars ("Note"); and

         WHEREAS, on or about the Loan Date, Borrower and the Bank executed that certain Loan Agreement ("Loan Agreement") which Loan Agreement, among other things, described the terms and conditions under which the Borrower would borrow money from and repay the money to the Bank; and

         WHEREAS, to secure the sums due and payable to the Bank pursuant to the Note and the Loan Agreement, Borrower also executed that certain Security Agreement, also dated as of the Loan Date, whereby the Bank took a security interest in all assets of Borrower ("Security Agreement); and

         WHEREAS, to further secure the sums due and payable to the Bank pursuant to the Note and the Loan Agreement, to perform the covenants and conditions thereof and of certain documents executed in conjunction therewith, each Guarantor executed an unconditional and unlimited guaranty ("Guaranty"), also dated as of the Loan Date, whereby each Guarantor unconditionally guaranteed the Borrower's performance of the Note and the Loan Agreement and the other loan documents executed therewith; and

         WHEREAS, the Note, the Loan Agreement and the Security Agreement were amended and extended pursuant to that certain Amendment and Modification of Revolving Line of Credit Promissory Note, Loan Agreement and Reaffirmation of Guaranties dated effective December 31, 2003 ("First Amendment"); and

         WHEREAS, the Note, the Loan Agreement, the Security Agreement, the First Amendment and all of the documents executed in conjunction therewith are sometimes jointly referred to herein as the "Loan Documents"; and

         WHEREAS, the Borrower has requested that the Bank again amend and extend the maturity date of the Note and modify the terms of the Loan Agreement; and

         WHEREAS, the Bank and the Borrower and each Guarantor desire that the Note and the Loan Agreement be amended and modified as hereinafter described and each Guarantor wishes to acknowledge and reaffirm the terms and conditions of such Guarantor's Guaranty.

         NOW, THEREFORE, in consideration of the above recitals, and in consideration of credit given or to be given by the Bank to the Borrower and for other good and valuable consideration, all of which consideration is hereby acknowledged, the parties hereto agree as follows:

1. Each of the above recitals is true and correct and is incorporated herein by this reference.

2.       The Note is hereby amended, modified and extended as follows:

         On and after the Effective Date hereof the Note shall bear interest at the variable rate of equal to the Base Rate of interest as established by Excel Bank Minnesota from time to time ("Base Rate"). On the Effective Date hereof the

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         Base Rate is five and one quarter (5.25%) percent per annum and the initial rate of interest under the Note as of the Effective Date is five and one quarter (5.25%) percent per annum. If the Base Rate is no longer established or is otherwise no longer available the holder of this Note may substitute a reasonably equivalent index to substitute for the Base Rate. The rate of interest hereunder shall change when, if, and as often as the Base Rate changes.

         The principal and interest due pursuant to the Note shall be repaid as follows: In monthly payments of all accrued interest on the sums actually advanced thereunder commencing on February 1, 2005 and continuing monthly thereafter on the 1st day of each and every month until January 1, 2006, at which time the entire remaining balance due under the Note, including all principal and accrued but unpaid interest, shall be due and payable in full.

3. The following sections of the Loan Agreement are hereby amended and modified as described below (all capitalized terms have the meanings given to them in the Loan Agreement):

         a. The definition of "Tangible Net Worth" shall be amended as follows:

            "Tangible Net Worth" of any Person means the excess of:

               (a) the tangible assets of such Person, which, in accordance with generally accepted accounting principles, are tangible assets, after deducting adequate reserves in each case where, in accordance with generally accepted accounting principles, a reserve is proper, less

               (b) all Debt of such Person;

            provided, however, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower,
            (ii) in no event shall there be included as such tangible assets patents, trademarks, trade names, copyrights, licenses, good will, deferred taxes, prepaid expenses, deferred charges or treasury stock or any securities or Debt of such Person or any other securities unless the same are readily marketable in the United States of America or entitled to be used as a credit against Federal income tax liabilities, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, and (iv) any write-up in the book value of any assets shall not be taken into account.

         b. Section 5.09 of the Loan Agreement shall be amended as follows:

            Section 5.09 RATIO OF DEBT TO TANGIBLE NET WORTH. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the ratio of the Borrower's Debt to Tangible Net Worth shall not exceed 1.85 to 1 measured at the end of each fiscal quarter end basis.

4. Borrower hereby acknowledges and reaffirms each and every representation, warranty, term, covenant and condition of the Loan Documents. Borrower further acknowledges and agrees that the Loan Documents (as hereby amended and modified) are fully enforceable against Borrower and that Borrower has no defense, right of offset or otherwise to preclude enforcement of the Loan Documents, as hereby amended and modified, by the Bank against Borrower.

5. The Security Agreement shall continue to secure all sums owing to the Bank by the Borrower pursuant to the terms and conditions of the Note and the Loan Agreement, together with all interest thereon, in accordance with the terms and conditions of the Note and all other sums due and owing or to become due and owing pursuant to the terms and conditions of this Amendment, the Loan Agreement, the Security Agreement and the Note, as amended, including but not necessarily limited to any further or additional extensions or renewals thereof.

6. Borrower and each Guarantor acknowledge that the principal balance remaining unpaid on the Note as of the Effective Date hereof is - zero- ($0.00) Dollars.

7. Each Guarantor hereby acknowledges, ratifies and reaffirms each and every term, covenant, agreement, provision, and condition of their respective Guaranty and any collateral security documents securing such guaranty, including but not limited to the security agreement dated of even date with the Guaranty ("Collateral Security Documents"), and the Loan Documents, as amended, and hereby acknowledges and agrees that the Guaranty guarantees to the Bank the

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         repayment of all sums due and owing to the Bank pursuant to the terms, conditions and covenants of the Note, as amended, and the performance of the terms and covenants of the balance of the Loan Documents, as amended. Each Guarantor hereby affirms and agrees that each such Guaranty is unconditional and unlimited and that such Guaranty along with the Collateral Security Documents related thereto are fully enforceable against such Guarantor. Each Guarantor hereby further affirms and agrees and that such Guarantor has no defense, right of offset, claim, cause of action or otherwise to preclude the absolute and immediate enforcement of the Guaranty and/or the Collateral Security Documents supporting such Guaranty by the Bank.

8. On or before the execution hereof, Borrower shall pay to the Bank, the Bank's costs including its reasonable attorneys' fees, incurred in drafting this Amendment and related documents, if any.

9. Except as herein specifically modified, amended or extended, all terms and conditions of the Loan Documents shall otherwise remain unchanged and in full force and effect.

10. Notwithstanding anything to the contrary herein, this Amendment or any failure by the Bank to exercise any of its rights upon an event of default under the Loan Documents or the Guaranty or the Collateral Security Documents, whether prior to or subsequent to the effective date of this Amendment, shall not be deemed a waiver of the Bank's available remedies under the Loan Documents, the Guaranty, or the Collateral Security Documents or any amendments thereof, or any other documents executed in conjunction therewith or incident thereto.

11. All the terms of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, to the extent assignment is permitted pursuant to the Loan Documents or the Guaranty.

12. This Amendment is being executed in and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of such state.

13. This Amendment contains the entire agreement between the parties with respect to the covenants and promises contemplated herein and may be amended only in a writing signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                                           BORROWER:

                                           WSI INDUSTRIES, INC., a
                                           Minnesota corporation

                                           By: /s/ Paul D. Sheely
                                              ----------------------------------

                                           Its: VP/CFO

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                                           GUARANTOR:

                                           TAURUS NUMERIC TOOL, INC., a
                                           Minnesota corporation

                                           By: /s/ Paul D. Sheely
                                              ----------------------------------

                                           Its: VP/Asst Sec.

                                           WSI ROCHESTER, INC., a Minnesota
                                           corporation

                                           By: /s/ Paul D. Sheely
                                              ----------------------------------

                                           Its: VP/Asst Sec.

                                           EXCEL BANK MINNESOTA, a Minnesota
                                           banking corporation,

                                           By: /s/ Natalia Armitage
                                              ----------------------------------

                                           Its: VP

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